Exhibit 21.1
Sphere Entertainment Co.
Subsidiaries

ENTITY NAME	STATE/COUNTRY FORMED
Advanced Electronic Designs, LLC	DE
Empire 3333, LLC	DE
Empire 3401, LLC	DE
Extreme 26, LLC	DE
Fly Shades, LLC	DE
Holoplot GmbH	Germany
Holoplot, LLC	DE
Madison Square Garden Investments, LLC	DE
MSG Immersive Ventures, LLC	DE
MSG Las Vegas, LLC	DE
MSG LV Construction, LLC	DE
MSG Networks Inc.	DE
MSG Sphere Studios, LLC	DE
MSG TG, LLC	DE
MSG Ventures Holdings, LLC	DE
MSG Ventures, LLC	DE
MSGN Eden, LLC	DE
MSGN Enterprises, LLC	DE
MSGN Holdings, L.P.	DE
MSGN Interactive, LLC	DE
MSGN Publishing, LLC	DE
MSGN Songs, LLC	DE
Next Unknown, LLC	DE
Overtime Sports, Inc.	DE
Proxima Centauri Studios LLC	DE
Rainbow Garden Corp.	DE
Regional MSGN Holdings LLC	DE
Sphere Entertainment Group, LLC	DE
Sphere Publishing, LLC	DE
Sphere Songs, LLC	DE
Sphere Talent, LLC	DE
SportsChannel Associates	NY
Stratford Garden Development Limited	United Kingdom
Stratford Garden Development Holdings Limited	United Kingdom
The 31st Street Company, L.L.C.	DE
Walter Prod Co, LLC	DE
WOZ 1060, LLC	DE